Consent of Independent Certified Public Accountants

We hereby consent to the use in this Registration Statement on Form S-4 dated May 6, 1999 of our report dated April 2, 1999, relating to the financial statements of Environmental Technologies and Software Solutions, Inc. as of December 31, 1998 and to the reference to our firm under the caption "EXPERTS" in the registration statement.

                                      James E. Scheifley & Associates, P.C.
                                      Certified Public Accountants

May 6, 1999
Denver, Colorado